Exhibit 10.3

Execution Version

AMENDMENT NO. 6 TO MASTER REPURCHASE AGREEMENT AND
AMENDMENT No. 3 TO AMENDED AND RESTATED GUARANTEE AGREEMENT

THIS AMENDMENT NO. 6 TO MASTER REPURCHASE AGREEMENT AND AMENDMENT no. 3 to amended and restated GUARANTee agreement (this “Amendment”), dated as of September 25, 2020, is entered into by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as buyer (“Buyer”), GP Commercial JPM LLC (f/k/a TH Commercial JPM LLC), a Delaware limited liability company, as seller (“Seller”), GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation, as guarantor (“Guarantor”), GP Commercial Mortgage LLC (f/k/a TH Commercial Mortgage LLC) a Delaware limited liability company (“Existing Pledgor”), and GP Commercial JPM Holdings LLC, a Delaware limited liability company (“New Pledgor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

WITNESSETH:

WHEREAS, Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of December 3, 2015, as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of June 28, 2017, as further amended by Amendment No. 2 to Master Repurchase Agreement, dated as of June 28, 2019, as further amended by Amendment No. 3 to Master Repurchase Agreement, dated as of August 23, 2019, as further amended by Amendment No. 4 to Master Repurchase Agreement, dated as of December 13, 2019, and as further amended by Amendment No. 5 to Master Repurchase Agreement and Amendment No. 2 to Amended and Restated Guarantee Agreement, dated as of July 2, 2020 (as the same has been or may be further amended, modified and/or restated from time to time, the “Master Repurchase Agreement”);

WHEREAS, Guarantor has executed and delivered that certain Amended and Restated Guarantee Agreement, dated as of June 28, 2017, as amended by that certain First Amendment to Amended and Restated Guarantee Agreement, dated as of December 17, 2019, and as further amended by Amendment No. 5 to Master Repurchase Agreement and Amendment No. 2 to Amended and Restated Guarantee Agreement, dated as of July 2, 2020 (as the same has been or may be further amended, modified and/or restated from time to time, the “Guarantee Agreement”);

WHEREAS, Existing Pledgor has executed and delivered that certain Pledge Agreement, dated as of December 3, 2015 (as amended and in effect on the date hereof, the “Existing Pledge Agreement”);

WHEREAS, Seller, Guarantor and Buyer have agreed, subject to the terms and conditions hereof, that the Master Repurchase Agreement and the Guarantee Agreement shall be amended as set forth in this Amendment; and

WHEREAS, Seller, Existing Pledgor, New Pledgor and Buyer have agreed, subject to the terms and conditions hereof, that the Existing Pledge Agreement shall be replaced by a new Pledge Agreement to be dated as of the date hereof, by New Pledgor in favor of Buyer, pursuant to which New Pledgor shall pledge all of Seller’s Capital Stock to Buyer (the “New Pledge Agreement”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a)	Article 2 of the Master Repurchase Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:

“Amendment No. 6 Effective Date” shall mean September 25, 2020.

“Internalization of Management” shall mean the process, announced by Guarantor on March 2, 2020, by which (i) the management agreement between Guarantor and Manager will be terminated and Guarantor will no longer be managed by the Manager and (ii) Guarantor will become a self-managed real estate investment trust.

(b)	The definition of “Change of Control” in the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:

““Change of Control” shall mean, (a) with respect to Seller or Guarantor, if any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all Capital Stock of such Person entitled to vote generally in the election of directors, members or partners of 35% or more, (b) if Guarantor shall cease to own and Control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Granite Point Operating Company LLC (hereinafter, “OPCO”), (c) if OPCO shall cease to own and Control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of GP Commercial Holdings LLC (f/k/a TH Commercial Holdings LLC) (hereinafter, “Holdings”), (d) if Holdings shall cease to own and Control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of GP Commercial Mortgage LLC (f/k/a TH Commercial Mortgage LLC) (hereinafter, “GPCM LLC”), (e) with respect to Parent from and after the Amendment No. 6 Effective Date, if GPCM LLC shall cease to own and Control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Parent, (f) with respect to Seller from and after the Amendment No. 6 Effective Date, if Parent (or a replacement for Parent that is acceptable to Buyer, which enters into a pledge agreement and delivers to Buyer the membership interest certificates in Seller, in each case, in form and substance acceptable to Buyer) shall cease to own and Control, of record and beneficially, directly 100% of each class of outstanding Capital Stock of Seller, (g) prior to the completion of the Internalization of Management only, with respect to Manager, the sale, merger, consolidation or reorganization of Manager with or into any entity that is not an Affiliate of the Manager or Guarantor as of the Closing Date, or (h) at any time from and after the completion of the Internalization of Management, Guarantor shall cease to be a self-managed real estate investment trust.”

(c)	Subclause (ii) of the definition of “Mandatory Repurchase Event” in the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:

“(ii) Act of Insolvency with respect to (A) prior to the completion of the Internalization of Management only, Manager or (B) any present or future Affiliate of Seller or Guarantor,”

(d)	The definition of “Parent” in the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:

““Parent” shall mean (a) with respect to any reference to Parent prior to the Amendment No. 6 Effective Date, TH Commercial Mortgage LLC (n/k/a GP Commercial Mortgage LLC), a Delaware limited liability company, and (b) with respect to any reference to Parent from and after the Amendment No. 6 Effective Date, GP Commercial JPM Holdings LLC, a Delaware limited liability company.”

(e)	The definition of “Pledge Agreement” in the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:

““Pledge Agreement” shall mean that certain Pledge Agreement, dated as of December 3, 2015, by TH Commercial Mortgage LLC (n/k/a GP Commercial Mortgage LLC) in favor of Buyer, as replaced by that certain Pledge Agreement, dated as of the Amendment No. 6 Effective Date, in favor of Buyer, as may be amended from time to time in accordance therewith, pledging all of Seller’s Capital Stock to Buyer.”

2.	Amendments to Guarantee Agreement. The Guarantee Agreement is hereby amended as follows:

(a)	The penultimate sentence in the first recital of the Guarantee Agreement is hereby amended and restated in its entirety as follows:

“Pursuant to the terms of that certain Pledge Agreement dated as of December 3, 2015 (as may be amended, modified or replaced from time to time in accordance with the Repurchase Agreement, the “Existing Pledge Agreement”) made by TH Commercial Mortgage LLC (n/k/a GP Commercial Mortgage LLC), in favor of Buyer, Parent pledged to Buyer all of the Pledged Collateral (as defined in the Existing Pledge Agreement), which Existing Pledge Agreement has been subsequently replaced by that certain Pledge Agreement dated as of the Amendment No. 6 Effective Date (as may be amended, modified or replaced from time to time in accordance with the Repurchase Agreement, the “Pledge Agreement”) made by GP Commercial JPM Holdings LLC, in favor of Buyer, pursuant to which GP Commercial JPM Holdings LLC has pledged to Buyer all of the Pledged Collateral (as defined in the Pledge Agreement).”

(b)	Section 1 of the Guarantee Agreement is hereby amended by adding the following new defined term in its correct alphabetical order:

“CECL Reserves” shall mean, with respect to any Person and as of a particular date, all amounts determined in accordance with GAAP under ASU 2016-13 and recorded on the balance sheet of such Person and its consolidated Subsidiaries as of such date.

(c)	The definition of “Recourse Indebtedness” in Section 1 of the Guarantee Agreement is hereby amended and restated in its entirety as follows:

““Recourse Indebtedness” shall mean, with respect to any Person for any period, without duplication, the aggregate Indebtedness of such Person during such period for which such Person is directly responsible or liable as obligor or guarantor. Such amount shall be calculated exclusive of any such Indebtedness for which such recourse liability is limited to obligations relating to or under agreements containing customary nonrecourse carve-outs, until such time (if any) as, and to the extent that, the conditions to triggering full or loss recourse under the related agreement(s) have occurred.”

(d)	Subclause (i) of Section 9(e) of the Guarantee Agreement is hereby amended and restated in its entirety as follows:

“(i) shall be determined in accordance with GAAP on a consolidated basis, but, notwithstanding anything to the contrary herein, all calculations of such covenants shall be adjusted to remove the impact of (x) CECL Reserves and (y) consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC Section 860, as both of such ASC sections are amended, modified and/or supplemented from time to time,”

3.	Conditions Precedent to Amendment. This Amendment shall become effective on the date upon which (a) this Amendment has been duly executed and delivered by Seller, Guarantor, Existing Pledgor, New Pledgor and Buyer, (b) the New Pledge Agreement has been duly executed and delivered by New Pledgor to Buyer and acknowledged and consented to by Seller, and (c) Seller, New Pledgor and Guarantor shall have provided Buyer an opinion or opinions of counsel to Holdings, in form and substance acceptable to Buyer and its counsel, as to the due authorization, execution and enforceability of the New Pledge Agreement, together with such other documents as Buyer or its counsel may reasonably request, including, without limitation, secretary certificates attaching current copies of organizational documents, incumbency certificates and certificates of good standing with respect to New Pledgor and Seller, as applicable.

4.	Further Agreements.

(a)	Each of Seller, Guarantor, Existing Pledgor and New Pledgor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or desirable from time to time to effectuate the purposes of this Amendment, including the replacement of the Existing Pledge Agreement with the New Pledge Agreement.

(b)	Without limiting the generality of the foregoing, within ten (10) Business Days of the date of this Amendment, Seller shall deliver to Buyer a legal opinion from Seller’s outside counsel acceptable to Buyer and its counsel with respect to the applicability of the safe harbor provisions of the U.S. Bankruptcy Code. Failure to comply with this condition shall result in an immediate Event of Default pursuant to Article 12(a) of the Repurchase Agreement.

5.	Continuing Effect; Reaffirmation of Master Repurchase Agreement and Guarantee Agreement.

(a)	As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement and the Guarantee Agreement are ratified and confirmed by the respective parties thereto and shall remain in full force and effect. In addition, any and all guaranties (as amended hereby) and indemnities for the benefit of Buyer, and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

(b)	The parties hereto have entered into this Amendment solely to amend the terms of the Master Repurchase Agreement and the Guarantee Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor under or in connection with the Master Repurchase Agreement, the Guarantee Agreement or any other document executed in connection therewith to which Seller or Guarantor is a party.

(c)	It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of Seller and Guarantor under the Master Repurchase Agreement and the other Transaction Documents are preserved, and (ii) the liens and security interests granted under the Master Repurchase Agreement continue in full force and effect.

6.	Binding Effect; No Partnership. The provisions of the Master Repurchase Agreement and the Guarantee Agreement, as amended hereby, shall be binding upon and inure to the benefit of the respective parties thereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.

7.	Representations and Warranties. On and as of the Amendment No. 6 Effective Date and the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Master Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Master Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written or the Amendment No. 6 Effective Date, in which case it shall be true and correct in all respects as of such other date).

8.	Acknowledgments of Guarantor. In connection with this Amendment, the Guarantor hereby acknowledges the execution and delivery of this Amendment by the Seller and agrees that the Guarantor continues to be bound by the Amended and Restated Guarantee Agreement, as amended hereby, to the extent of the Obligations (as defined therein), notwithstanding the impact of the changes set forth herein.

9.	Limited Effect. Except as expressly amended and modified by this Amendment, the Master Repurchase Agreement and Guarantee Agreement shall each continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Amendment No. 6 Effective Date, all references in the Master Repurchase Agreement and the Guarantee Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to the Master Repurchase Agreement or the Guarantee Agreement in any of the Transaction Documents shall be deemed to be a reference to the Master Repurchase Agreement or the Guarantee Agreement, as applicable, as amended hereby.

10.	Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

11.	Costs and Expenses. Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

12.	No Novation, Effect of Agreement. Guarantor, Seller and Buyer have entered into this Amendment solely to amend the terms of the Master Repurchase Agreement and the Guarantee Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor (the “Repurchase Parties”) under or in connection with the Master Repurchase Agreement, the Guarantee Agreement or any of the other document executed in connection therewith to which any Repurchase Party is a party (the “Repurchase Documents”). It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Master Repurchase Agreement and the other Repurchase Documents are preserved, (ii) the liens and security interests granted under the Master Repurchase Agreement continue in full force and effect, and (iii) any reference to the Master Repurchase Agreement or the Guarantee Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

13.	Submission to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment, and (ii) waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Master Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 13 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against any Seller or its property in the courts of other jurisdictions.

14.	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.

15.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States

By:	/s/ Thomas N. Cassino
	Name:	Thomas N. Cassino
	Title:	Managing Director

[Signature Page –Amendment No. 6 to Master Repurchase Agreement and
Amendment No. 3 to Amended and Restated Guarantee Agreement]

SELLER:

GP Commercial JPM LLC, a Delaware limited liability company

By:	/s/ Marcin Urbaszek
	Name:	Marcin Urbaszek
	Title:	Chief Financial Officer

GUARANTOR:

GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation

By:	/s/ Marcin Urbaszek
	Name:	Marcin Urbaszek
	Title:	Chief Financial Officer

NEW PLEDGOR:

GP Commercial JPM HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Marcin Urbaszek
	Name:	Marcin Urbaszek
	Title:	Chief Financial Officer

EXISTING PLEDGOR:

GP Commercial MORTGAGE LLC, a Delaware limited liability company

By:	/s/ Marcin Urbaszek
	Name:	Marcin Urbaszek
	Title:	Chief Financial Officer

[Signature Page –Amendment No. 6 to Master Repurchase Agreement and
Amendment No. 3 to Amended and Restated Guarantee Agreement]